Sub-Items 77D and 77Q1(b)
 - Policies with respect to
 security investments		Y

The investment policy of Aetna
 Index Plus Large Cap Fund, Aetna
 Index Plus Mid Cap Fund and Aetna
 Index Plus Small Cap Fund (collectively the "Funds" and individually a "Fund") was amended so that 80% of each Fund's net assets (instead of 90% of each Fund's total assets) would be invested in common stocks within the appropriate index (i.e.
 S&P 500, S&P 400, or S&P 600).

The pertinent sentence of the investment strategy for each Fund was revised to reflect the following:

Principal Investment Strategies
  Index Plus Large Cap invests at least
 80% of its net assets in stocks
 included in the S&P 500 (other
 than Aetna Inc. common stock).

Principal Investment Strategies
  Index Plus Mid Cap invests at
least 80% of its net assets in
 stocks included in the S&P 400.
Principal Investment Strategies
 Index Plus Small Cap invests at
 least 80% of its net assets
 in stocks included in the S&P 600.

Sub-Item 77I - Terms of New or
Amended Securities				Y
Pursuant to Articles Second of the
 Articles Supplementary for Aetna
 Series Fund, Inc. ("Corporation"),
 effective December 22, 1998, the
 Board of Directors of the Corporation
 designated and classified two billion,
 nine hundred million (2,900,000,000)
 shares of stock of the Corporation as
 a new "Class B" of each series.
  With respect to each series, except
 for Aetna Money Market Fund and Aetna
 International Fund, one hundred million
 (100,000,000) shares of stock were
 designated as Class B.  With respect to Ae
 International Fund, one billion
 (1,000,000,000) shares of stock and two
 hundred million (200,000,000) shares
 of stock, respectively, were designated
 as Class B.
Each new series has the preferences,
 rights, voting powers, restrictions,
 limitations as to dividends, qualifications, conversion rights, and terms and conditions o
f redemption of shares as referred to
 in the Articles Supplementary.
 Class B shares automatically convert
 to Class A shares after 8 years.
EXHIBITS
77Q1(a) - Articles Supplementary
 (December 22, 1998):

	Incorporated herein by reference
to Post-Effective Amendment No. 30 to
 Registration Statement on Form N-1A,
 (File No. 33-41694), as filed electronically with the Securities and Exchange
 Commission on February 25, 1999.
77Q1(e) - Investment Advisory Agreement:
Incorporated herein by reference to
 Post-Effective Amendment No. 30 to
 Registration Statement on Form N-1A,
 (File No. 33-41694), as filed electronically with the Securities and Exchange Commission on February 25, 1999.